                                                                     EXHIBIT 5.1
                                                                     -----------

                     [CAHILL GORDON & REINDEL LETTERHEAD]



                                October 17, 1997

                                                                  (212) 701-3000

Emerging Communications, Inc.
Chase Financial Center
P.O. Box 1730
St. Croix, U.S. Virgin Islands  00821

                      Re:  Emerging Communications, Inc.
                           Registration Statement on Form S-4
                           ----------------------------------

Ladies and Gentlemen:

        This opinion is being rendered in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Emerging Communications, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended (the "Act"), 10,959,131 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), to be issued to holders of the Common Stock of Atlantic Tele-Network, Inc., a Delaware corporation ("ATN"), upon the consummation of the merger of ATN with ATN MergerCo., a Delaware corporation.

        We advise you that, in our opinion, the Shares to be issued, when issued in the manner and for the consideration described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in said Registration Statement and the related prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                Very truly yours,


                                                /S/ Cahill Gordon & Reindel